UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

MED-TECH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51574	98-0442163
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Suite 2200 - 1177 West Hastings Street
Vancouver, British Columbia, Canada V6E 2K3
(Address of principal executive offices)

(Registrant's telephone number, including area code) (604) 688-7526

Not Applicable
(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

As of December 31, 2006, Med-Tech Solutions, Inc. (the “Company”) has made a determination that the transaction contemplated by the Heads of Agreement (a/k/a Letter of Intent) (the “Letter of Intent”) entered into by the Company with En Fuels Limited, a company formed under the laws of England and Wales (“En Fuels”), for the proposed acquisition of En Fuels by the Company, as set forth in the Current Report filed by the Company on Form 8-K with the Securities and Exchange Commission on August 29, 2006 (the “Current Report”), which Current Report is hereby incorporated by reference, is not expected to be completed, that (i) the Company will not be able to raise the Initial Funding (as defined in the Current Report), (ii) the Company will not acquire any share capital of En Fuels or acquire the right or option to acquire such shares (as set forth in the Current Report), and (iii) the Company and En Fuels will not be entering into a definitive acquisition agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Med-Tech Solutions Inc.

Date: February 2, 2007	By:	/s/ Mark A. McLeary
Name: Mark A. McLeary
Title: Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director